UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.                     )
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☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒ Definitive Proxy Statement	☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
ENDO PHARMACEUTICALS HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)
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April 15, 2005
Dear Endo Pharmaceuticals Holdings Inc. Stockholder:
      It is my pleasure to invite you to the Annual Meeting of Stockholders of Endo Pharmaceuticals Holdings Inc.
      We will hold the Annual Meeting on Thursday, May 19, 2005 at 10:00 a.m., local time, at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331. In addition to the formal items of business, I will report on our past performance and future prospects.
      We hope you will attend the Annual Meeting in person. If you plan to do so, please bring the enclosed Stockholder Admission Ticket with you.
      Your vote is important. Whether you plan to attend the meeting or not, we encourage you to read this Proxy Statement and vote your shares. Please sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. You may revoke your proxy at any time before it is exercised as explained in this Proxy Statement.
      Thank you for your continued interest in Endo Pharmaceuticals Holdings Inc., and we look forward to seeing you at the Annual Meeting.

Very truly yours,

Carol A. Ammon
Chairman & Chief Executive Officer
April 15, 2005
This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 15, 2005.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2005
       Notice is hereby given that the 2005 Annual Meeting of Stockholders of Endo Pharmaceuticals Holdings Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 19, 2005 at 10:00 a.m., local time, at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331.
      The purposes of the meeting are:

(1) To elect eleven directors, representing all of the members of the Board of Directors of the Company, to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

(3) To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      Only stockholders of record at the close of business on March 30, 2005 are entitled to notice of and to vote at the 2005 Annual Meeting and any adjournment thereof.
      It is important that your shares be represented and voted at the Annual Meeting. Please vote by MARKING, SIGNING, DATING AND PROMPTLY RETURNING the enclosed proxy card as promptly as possible in the postage-paid envelope provided so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. Returning your proxy card will not limit your rights to attend or vote at the Annual Meeting.

By order of the Board of Directors,

Caroline B. Manogue
Secretary
Chadds Ford, Pennsylvania
April 15, 2005

PROXY STATEMENT
GENERAL INFORMATION
ANNUAL MEETING ADMISSION
STOCKHOLDERS ENTITLED TO VOTE
HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD
GENERAL INFORMATION ON VOTING AND REQUIRED VOTE
VOTING ON OTHER MATTERS
HOW YOU MAY REVOKE OR CHANGE YOUR VOTE
LIST OF STOCKHOLDERS
COST OF PROXY SOLICITATION
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION REGARDING THE COMPANY
EXECUTIVE COMPENSATION
Performance Graph
NO DISSENTERS’ RIGHTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
ANNUAL REPORT/FORM 10-K
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
SIGNATURE

ENDO PHARMACEUTICALS HOLDINGS INC.
100 Endo Boulevard
Chadds Ford, Pennsylvania 19317

PROXY STATEMENT
For the Annual Meeting of Stockholders to be held on May 19, 2005

GENERAL INFORMATION
      We are providing these proxy materials in connection with the solicitation by the Board of Directors of Endo Pharmaceuticals Holdings Inc. (“Endo,” the “Company,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our 2005 Annual Meeting of Stockholders to be held on May 19, 2005, beginning at 10:00 a.m., Eastern Standard Time. The Meeting will be held at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331.
      This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 15, 2005.
ANNUAL MEETING ADMISSION
      A Stockholder Admission Ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the Stockholder Admission Ticket and bring it with you to the Annual Meeting.
      If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Endo stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. If you would rather have a Stockholder Admission Ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Endo stock, to:

Endo Investor Relations
100 Endo Boulevard
Chadds Ford, PA 19317
      Stockholders also must present a form of personal identification in order to be admitted to the Annual Meeting.
      No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.
STOCKHOLDERS ENTITLED TO VOTE
      Holders of shares of Endo common stock at the close of business on March 30, 2005 (the record date), are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 131,916,704 shares of Endo common stock outstanding and entitled to vote.
      Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Your proxy card indicates the number of votes you have.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD
      Your vote is important. Stockholders of record can vote by mail or by attending the Annual Meeting and voting by ballot as described below.
Vote by Mail
      If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
Voting at the Annual Meeting
      Voting by mail will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.
      All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
GENERAL INFORMATION ON VOTING AND REQUIRED VOTE
      You are entitled to cast one vote for each share of Endo common stock you own on the record date. Each proposal must be approved by a majority of shares entitled to vote and represented at the Annual Meeting in person or by proxy.
      The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Shares represented by a proxy marked “abstain” on any matter, or that provide that a vote be withheld with respect to the election of any one or more of the nominees for election as directors, will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal or nominee. Therefore, any proxy marked “abstain” will have the effect of a vote against the proposal or nominee. Shares represented by a proxy as to which there is a “broker non-vote” (for example, where a broker does not have the discretionary authority to vote the shares), will be considered present for the Annual Meeting for purposes of determining a quorum, but will have no effect on the vote.
      All shares of common stock that have been properly voted and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign the enclosed proxy card but do not give voting instructions, the shares of common stock represented by that proxy will be voted as recommended by the Board of Directors.
VOTING ON OTHER MATTERS
      If other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, no other matters had been raised for consideration at the Annual Meeting.
HOW YOU MAY REVOKE OR CHANGE YOUR VOTE
      You can revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	timely delivering of a valid, later-dated proxy; or

•	attending the Annual Meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor from the holder of record, to be able to vote at the meeting.

LIST OF STOCKHOLDERS
      The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 100 Endo Boulevard, Chadds Ford, Pennsylvania, by contacting the Secretary of the Company.
COST OF PROXY SOLICITATION
      The Company will pay for preparing, printing and mailing this Proxy Statement. We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

ITEM 1
ELECTION OF DIRECTORS
The Board of Directors
      The Amended and Restated Certificate of Incorporation of the Company provides that the number of directors of the Company shall be not less than seven nor more than eleven as shall be fixed by the By-laws of the Company. The number of directors is currently fixed at eleven.
      Directors need not be stockholders of the Company or residents of the State of Delaware. Directors are elected for a one-year term and generally hold office until the next directors have been duly elected and qualified. Directors may receive compensation for their services as determined by the Board of Directors. See “— 2004 Compensation of Directors.” A vacancy on the Board, or a newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, even though less than a quorum remains. A director appointed to fill a vacancy remains a director until his or her successor is elected by the stockholders at the next annual meeting or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
      Currently the Board of Directors consists of eleven members. Currently serving as directors are Carol A. Ammon, Brian T. Clingen, Michael B. Goldberg, Michael Hyatt, Roger H. Kimmel, Peter A. Lankau, Frank J. Loverro, Clive A. Meanwell, M.D., Ph.D., Michael W. Mitchell, Joseph T. O’Donnell, Jr. and David I. Wahrhaftig. The Board of Directors has affirmatively determined that nine of its eleven members are independent directors under the NASDAQ rules and regulations. The nine independent directors under the NASDAQ rules and regulations are Messrs. Clingen, Goldberg, Hyatt, Kimmel, Loverro, Mitchell, O’Donnell, Wahrhaftig and Dr. Meanwell.
      In March 2005, Endo announced the expansion of the Board of Directors from ten members to eleven members, and the appointment of Peter A. Lankau to fill the newly created vacancy. With effect from May 20, 2005, Mr. Lankau will serve as the Company’s President and Chief Executive Officer. Subject to her election by the Company’s stockholders at the Annual Meeting, Carol A. Ammon, Endo’s current Chief Executive Officer, will continue to serve Endo as Chairman of the Board of Directors.
      As of the date of this Proxy Statement, there are no material proceedings to which any director or executive officer of the Company, or any associate thereof, is a party that are adverse to the Company or any of its subsidiaries.
      Between January 1, 2004 and December 31, 2004, the Board of Directors as a whole met 14 times and acted by written consent on two occasions. All members of the Board of Directors attended more than 75% of the aggregate of all meetings of the Board of Directors and of the Committees of the Board of Directors on which they served in 2004.
Nominees
      The following table sets forth the age and position currently held with the Company of persons nominated by the Board of Directors of the Company for the election as directors of the Company:

	Age
Name	(as of May 19, 2005)	Position Currently Held with the Company

Carol A. Ammon	54	Chairman of the Board and Chief Executive Officer
Brian T. Clingen	45	Director
Michael B. Goldberg	58	Director
Michael Hyatt	59	Director
Roger H. Kimmel	58	Director
Peter A. Lankau	52	President and Chief Operating Officer

	Age
Name	(as of May 19, 2005)	Position Currently Held with the Company

Frank J. Loverro	36	Director
Clive A. Meanwell, M.D., Ph.D.	48	Director
Michael W. Mitchell	67	Director
Joseph T. O’Donnell, Jr.	57	Director
David I. Wahrhaftig	48	Director
      The proposed nominees for election as directors are willing to be reelected as directors of the Company. If, as a result of circumstances not now known or foreseen, a nominee shall be unavailable or unwilling to serve as a director, an alternate nominee shall be designated by the present Board of Directors to fill the vacancy, unless the Board chooses to reduce the number of directors serving on the Board.
      If elected, all nominees are expected to serve until the 2006 Annual Meeting of Stockholders of the Company or until their successors are duly elected and qualified or until his or her earlier death, resignation or removal.
Nominees for Directors
      Set forth below are the principal occupation and certain other information about each of the Company’s current directors (all of whom are current nominees for election as directors):
      Carol A. Ammon, 54, is Chief Executive Officer and Chairman of the Board of Endo. Effective May 20, 2005, Ms. Ammon will retire from the position of Chief Executive Officer and remain as Chairman of the Board of Endo. In February 2002, Ms. Ammon was appointed Chairman of the Board in addition to her then current roles of President and Chief Executive Officer. Prior to April 2003, Ms. Ammon also served as the President of Endo. Prior to joining Endo in August 1997, Ms. Ammon was the President of DuPont Merck’s U.S. Pharmaceuticals Division from 1996 through 1997, and from 1993 through 1995 she was the President of Endo Laboratories, L.L.C. She also serves as a director on the boards of the Christiana Care Health System in Newark, Delaware, and the St. Louis School of Pharmacy in St. Louis, Missouri and Drexel University, and as Trustee for the University of Delaware Research Foundation.
      Brian T. Clingen, 45, is currently a Director of Endo. Mr. Clingen is founder and president of BP Capital Management, an investment management company based in Oak Brook, Illinois. Previously, he served as vice president and chief financial officer of Universal Outdoor (which, until 1990, was controlled by Kelso & Company), an outdoor advertising company, from December 1987 and as a director from 1990, in each case until its purchase by Clear Channel Communication in 1998. From 1983 to 1987, he was chief financial officer for a subsidiary of Elmore Group, a diversified property and service company.
      Michael B. Goldberg, 58, is currently a Director of Endo. Mr. Goldberg joined Kelso & Company as Managing Director in 1991. Mr. Goldberg is also a director of Consolidated Vision Group, Inc., Federal Information Technology Systems, LLC, Hilite International, Inc., HCI Direct, Inc. and Optigas, Inc. He also serves as a member of The Wilson Council of the Woodrow Wilson International Center for Scholars.
      Michael Hyatt, 59, is currently a Director of Endo. Mr. Hyatt had been a director of Algos Pharmaceutical Corporation since November 1996 and became a director of Endo following its merger with Algos in July 2000. For more than five years, Mr. Hyatt has been a Senior Managing Director of Bear Stearns & Co., Inc.
      Roger H. Kimmel, 58, is currently a Director of Endo. Mr. Kimmel had been a Director of Algos Pharmaceutical Corporation since July 1996 and became a Director of Endo following its merger with Algos in July 2000. Mr. Kimmel has been Vice-Chairman of Rothschild Inc., an investment banking firm, since January 2001. Previously, Mr. Kimmel was a partner of the law firm of Latham & Watkins for more than five years. Mr. Kimmel is also a director of Weider Nutrition International, Inc.
      Peter A. Lankau, 52, is President and Chief Operating Officer of Endo and was appointed a director of Endo, effective March 9, 2005. Effective May 20, 2005, Mr. Lankau will become President and Chief Executive Officer of Endo. Prior to April 2003, Mr. Lankau was Senior Vice President, U.S. Business of Endo.

Prior to joining Endo in June 2000, Mr. Lankau was Vice President, Sales and Marketing for Alpharma USPD, Inc. in Baltimore, Maryland. He was Vice President, Sales-U.S. Pharmaceuticals for Aventis Pharmaceuticals Inc. (f/k/a Rhone Poulenc Rorer, Inc.) from 1996 to 1999, based in Collegeville, Pennsylvania. Mr. Lankau was Executive Director, Strategy and Development for Aventis from 1995 to 1996.
      Frank J. Loverro, 36, is currently a Director of Endo. Mr. Loverro has been a Managing Director of Kelso & Company since June 2004 after joining the firm in 1993.
      Clive A. Meanwell, M.D., Ph.D., 48, is currently a Director of Endo. Since July 2004, Dr. Meanwell has been the chairman, president and chief executive officer of The Medicines Company, a pharmaceutical company based in Parsippany, New Jersey. From September 2001 through July 2004, Dr. Meanwell was the Executive Chairman of The Medicines Company. Previously, he served as chairman, chief executive officer and president since the inception of The Medicines Company in 1996. From 1995 to 1996, Dr. Meanwell was a partner and managing director at MPM Capital L.P., a venture capital firm. Prior to that, he held various positions of increasing scope and responsibility at Hoffman-La Roche, Inc. from 1986 to 1995, most recently as senior vice president.
      Michael W. Mitchell, 67, is currently a Director of Endo. Mr. Mitchell has been of counsel to Skadden, Arps, Slate, Meagher & Flom LLP since May 2004, and was a member of Shapiro, Mitchell, Forman, Allen & Miller LLP from September 2002 to May 2004. Previously, Mr. Mitchell had been counsel to the law firm Morvillo, Abramowitz, Grand, Iason & Silberberg since November 1991. Mr. Mitchell is currently the Treasurer and a member of the New York Police Athletic League Board of Directors, and from 1997 to 1999 was a member of The Wilson Council of the Woodrow Wilson International Center for Scholars.
      Joseph T. O’Donnell, Jr., 57, is currently a Director of Endo. Mr. O’Donnell is a founding partner of Briscoe Capital Management, LLC, an investment management firm that specializes in senior secured debt. He is currently a director of Metzler North America Corp. and Earle M. Jorgensen Company and is the President of Van Beuren Capital, L.L.C., a private merchant banking and advisory firm. Until December 31, 2002, Mr. O’Donnell was President of Metzler Corporation, New York City, the U.S.-based corporate finance affiliate of B. Metzler seel, Sohn & Co., Frankfurt, Germany. Prior to joining Metzler, Mr. O’Donnell spent 26 years at various affiliates of Bankers Trust Corporation. From 1986 to 2000, he was involved in the acquisition and leveraged finance business. Prior to 1986, he was involved in Bankers Trust’s global Airline and Aerospace Division and in middle-market financing activities in the New York Metropolitan area.
      David I. Wahrhaftig, 48, is currently a Director of Endo. Mr. Wahrhaftig has been a Managing Director of Kelso & Company since April 1997 after joining the firm in 1987. He is also a Director of Consolidated Vision Group, Inc., BWAY Corporation and Earle M. Jorgensen Company.
Vote Required
      The affirmative vote of a majority of the outstanding shares of common stock entitled to vote and represented in person or by proxy is required for the election of each director.
      The Board of Directors recommends a vote FOR the election of these nominees for election as directors.

2004 Compensation of Directors
2004 Cash Retainer and Meeting Fees*

	Annual	Board and
	Board/Committee	Business	Committee
Director	Retainer	Meeting Fees	Meeting Fees	Total

Ms. Ammon**	$0	$0	$0	$0
Mr. Clingen***	35,000	24,000	8,000	67,000
Mr. Goldberg**	0	0	0	0
Mr. Hyatt	25,000	28,000	2,000	55,000
Mr. Kimmel	25,000	24,000	5,000	49,000
Mr. Loverro**	0	0	0	0
Dr. Meanwell	25,000	26,000	0	51,000
Mr. Mitchell	25,000	28,000	0	53,000
Mr. O’Donnell	25,000	28,000	8,000	61,000
Mr. Wahrhaftig**	0	0	0	0

*	Does not include Mr. Lankau who was appointed to the Board in March 2005.

**	Ms. Ammon and Messrs. Goldberg, Loverro and Wahrhaftig are not compensated for their service as Directors.

***	Annual/ Board Committee Retainer for Mr. Clingen includes an additional $10,000 relating to his service as committee chair of the Audit Committee.
      Annual Cash Retainer Fees. Each non-employee director who is not affiliated with the Company or Endo Pharma LLC, the entity that currently owns approximately 48% of our common stock which is an affiliate of Kelso & Company and in which certain members of management have an interest (“Non-Management and Non-LLC Directors”), receives $6,250 cash per fiscal quarter of service. In addition, any Non-Management and Non-LLC Director who serves as the Chair of the Audit Committee receives an additional fee of $10,000 cash per year, and any Non-Management and Non-LLC Director who serves as the Chair of the Compensation Committee receives an additional fee of $5,000 cash per year.
      Meeting Fees. Non-Management and Non-LLC Directors also receive a fee of $2,000 cash for attending each Board meeting and $1,000 cash for attending each committee meeting on which such individual serves.
      Stock Option Awards. Each fiscal year, Non-Management and Non-LLC Directors also receive a grant of options to purchase 10,000 shares of the Company’s common stock (which are granted within the first quarter of each year) under the Endo Pharmaceuticals Holdings Inc. 2000 and 2004 Stock Incentive Plans. For fiscal 2004, Non-Management and Non-LLC Directors each received options to purchase 10,000 shares of the Company’s common stock at an exercise price of $20.42, the market price of the common stock on March 12, 2004 (the date of grant). The options granted to the Non-Management and Non-LLC Directors vest 25% per year over a four-year period. For fiscal 2005, Non-Management and Non-LLC Directors each received options to purchase 10,000 shares of the Company’s common stock at an exercise price of $22.06, the market price of the common stock on March 11, 2005 (the date of grant). These options also vest 25% per year over a four-year period.

Stockholder Communications with Directors
      The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board including without limitation the Non-Management and Non-LLC Directors as a group, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.
      All communications received as set forth in the preceding paragraph will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.
      The Company does not have a policy on director attendance at Annual Meetings. No directors, other than Ms. Ammon, attended the 2004 Annual Meeting.
Code of Conduct
      The Board of Directors has adopted a Code of Conduct that applies to the Company’s directors, executives and employees. The Code is posted on the Company’s website at www.endo.com, under “Investors-Corporate Governance.”
Committees of the Board of Directors and Related Reports
      The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee, the respective members and functions of which are described below.

Audit Committee
      The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered pubic accounting firm, the performance of the Company’s independent registered public accounting firm and the accounting practices of the Company and the Company’s internal controls and legal compliance functions. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s website at www.endo.com, under “Investors-Corporate Governance.” In addition, a copy of the Audit Committee Charter is included as Exhibit A to this Proxy Statement. The charter describes the nature and scope of responsibilities of the Audit Committee.
      Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.
      Messrs. Clingen, Kimmel and O’Donnell currently serve as members of the Audit Committee. Prior to May 26, 2004, Messrs. Clingen, O’Donnell and Wahrhaftig served as members of the Audit Committee. Between January 1, 2004 and December 31, 2004, the Audit Committee met eight times, including periodic meetings held separately with management, the Company’s internal auditors and the independent registered public accounting firm. The Board has elected Mr. Clingen as Chair of the Audit Committee, and has determined that he is a “financial expert”, as defined by the U.S. Securities and Exchange Commission (the “SEC”) regulations, and he has the related financial management expertise within the meaning of the NASDAQ rules. The Board of Directors has determined that Messrs. Clingen, Kimmel and O’Donnell are “independent” and financially literate in accordance with the criteria established by the SEC and the NASDAQ.
      Mr. Wahrhaftig, who served on the Audit Committee prior to May 26, 2004, is not “independent” under the criteria established by the SEC in Exchange Act Rule 10A-3 for membership on the Audit Committee.

Mr. Wahrhaftig does not meet the independence requirements set forth in Exchange Act Rule 10A-3 because he is deemed to be an affiliate of the Company by virtue of the status of Kelso Investment Associates V, L.P., or KIA V, and Kelso Equity Partners V, L.P., or KEP V, as members of Endo Pharma LLC, the stockholder owning approximately 48% of the issued and outstanding shares of common stock. Mr. Wahrhaftig is a general partner of the general partner of KIA V and a general partner of KEP V. Mr. Wahrhaftig also serves on the Board of Managers of Endo Pharma LLC. Mr. Wahrhaftig served on the Audit Committee until May 2004 because the Board of Directors determined that Mr. Wahrhaftig’s membership on the Audit Committee was in the best interests of the Company and its stockholders. The Board believed that Mr. Wahrhaftig was a necessary member of the Audit Committee given his history with the Company, particularly in light of his involvement in the 1997 acquisition of the Company from the then DuPont Merck Pharmaceutical Company. In addition, prior to the Company’s merger with Algos Pharmaceutical Corporation, Mr. Wahrhaftig served as the Audit Committee of the Board of Directors of the Company and regularly reviewed the accounting matters and practices of the Company and conferred with the Company’s independent registered public accounting firm regarding the same. Prior to joining Kelso, Mr. Wahrhaftig spent five years with Arthur Young & Company where he was an Associate Director of Mergers and Acquisitions and a Management Consultant. In addition, from November 1999 to February 2003, Mr. Wahrhaftig served on the Audit Committee of Unilab Corporation. Effective May 26, 2004, Mr. Wahrhaftig was replaced as a member of the Audit Committee by Mr. Kimmel, who is “independent” within the meaning of the NASDAQ rules and Rule 10A-3 of the Exchange Act.

Audit Committee Report
      The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2004 with the management of the Company and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Further, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Statement of Auditing Standards No. 61, as amended, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.
      The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, that relate to Deloitte & Touche LLP’s independence from the Company, and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. The Audit Committee has also discussed with management of the Company and Deloitte & Touche LLP such other matters and received such assurances from them as it has deemed appropriate.
      The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program.
      Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements for the year ended December 31, 2004 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. The Audit Committee has selected, and the Board of

Directors has ratified, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for the year ended December 31, 2005.
      Submitted by the Audit Committee of the Company’s Board of Directors.

Members of the Audit Committee:
Brian T. Clingen, Chairman
Roger H. Kimmel
Joseph T. O’Donnell, Jr.
      The above Audit Committee Report does not constitute soliciting material, and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Compensation Committee
      The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of the executive officers of the Company and provides recommendations for the salaries and incentive compensation of the other employees and consultants of the Company. The Compensation Committee also reviews and acts on any recommendations of the Company’s management for awards granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan and the Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Hyatt, Loverro and Wahrhaftig, each of whom is “independent” in accordance with the criteria established by the SEC and NASDAQ. Between January 1, 2004 and December 31, 2004, the Compensation Committee met two times. A report of the Compensation Committee appears in this Proxy Statement under “EXECUTIVE COMPENSATION — Compensation Committee Report on Executive Compensation.”

Nominating Committee
      Until February 9, 2005, the Board of Directors did not have a Nominating Committee because the Board of Directors as a whole functioned in such capacity. The Board of Directors believed that the full Board of Directors best represented the interests of all of the Company’s stockholders and that it was appropriate for all matters that would be considered by a Nominating Committee to be considered and acted upon by the full Board of Directors.
      When Endo Pharma LLC sold some of its shares of Endo common stock in November 2004, its ownership in the Company fell below 50%, thus causing the Company to no longer be considered a “controlled company” under the NASDAQ rules. Accordingly, the Board of Directors determined that a Nominating Committee comprised of independent directors would be beneficial to the Company, and chartered such committee on February 9, 2005. The Nominating Committee of the Board of Directors identifies and recommends to the Board individuals qualified to serve as directors of the Company, recommends to the Board directors to serve on committees of the Board and advises the Board with respect to matters of Board composition and procedures.
      The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.
      The stockholder recommendation and information described above must be sent to the Secretary at Endo Pharmaceutical Holdings, Inc., 100 Endo Boulevard, Chadds Ford, PA 19317, and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of shareholders.
      Among the qualifications considered in the selection of nominees, the Nominating Committee looks at the following attributes and criteria of nominees: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating Committee considers appropriate in the context of the needs of the Board of Directors. The Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating Committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board — for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Nominating Committee will also consider candidates recommended by stockholders.
      Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
      The current members of the Nominating Committee are Messrs. Clingen, Goldberg, Hyatt, Kimmel, Loverro, Mitchell, O’Donnell, Wahrhaftig and Dr. Meanwell. The Board of Directors has determined that all of the members of the nominating Committee are “independent” in accordance with the criteria established by the SEC and NASDAQ. The Charter of the Nominating Committee has been posted on the Company’s website at www.endo.com, under “Investors-Corporate Governance.”

ITEM 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2005. The Company is asking its stockholders to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2005.
      It is not expected that a representative from Deloitte & Touche LLP will be present at the Annual Meeting.
Vote Required
      The affirmative vote of a majority of the outstanding shares of common stock entitled to vote and represented in person or by proxy is required for the approval of this item.
      The Board of Directors recommends a vote FOR the ratification of the Board’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2005.
Fees Paid to the Independent Registered Public Accounting Firm
      Deloitte & Touche LLP, the member firms of Deloitte, Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2004. The following table summarizes the aggregate fees for services the Deloitte Entities provided during fiscal years 2003 and 2004:

	2004	2003

Audit Fees(a)	$1,294,707	$401,309
Audit-Related Fees(b)	15,800	92,600
Tax Fees(c)	154,980	320,703
All Other Fees(d)	0	0

Total	$1,465,487	$814,612

(a)	Fees for audit services billed in 2004 consisted of:

•	Audit of the Company’s annual financial statements

•	Evaluate and report on the effectiveness of the Company’s internal controls over financial reporting

•	Reviews of the Company’s quarterly financial statements

•	Comfort letters, consents and other services related to SEC matters
    Fees for audit services billed in 2003 consisted of:

•	Audit of the Company’s annual financial statements

•	Reviews of the Company’s quarterly financial statements

•	Comfort letters, consents and other services related to SEC matters

(b)	Fees for audit-related services billed in 2004 consisted of:

•	Employee benefit plan audits

    Fees for audit-related services billed in 2003 consisted of:

•	Services associated with mergers/acquisitions

•	Employee benefit plan audits Employee benefit plan audits

(c)	Fees for tax services billed in 2004 and 2003 consisted of tax compliance and tax planning and advice:

•	Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:

i.	Federal, state and local income tax return assistance

ii.	Sales and use, property and other tax return assistance

iii.	Assistance with tax return filings in certain foreign jurisdictions

iv.	Research & Development tax credit documentation and analysis for purposes of filing amended returns

•	The Company generally does not engage the Deloitte Entities for “other” services.
      In considering the nature of the services provided by the Deloitte Entities, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the Deloitte Entities and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
Pre-Approval Policy
      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
      Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the four categories of services to the Audit Committee for approval.
      1. Audit services include audit work performed on the financial statements and related to the evaluation and reporting on the effectiveness of the Company’s internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents and other services related to SEC matters, and discussion surrounding the proper application of financial accounting and/or reporting standards.
      2. Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and employee benefit plan audits.
      3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with the coordination of execution of tax related activities, primarily in the area of corporate developments; supporting other tax related regulatory requirements; and tax compliance and reporting.
      4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.
      Prior to engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
OTHER INFORMATION REGARDING THE COMPANY
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth, as of April 15, 2005, the name, address and holdings of each person, including any “group” as defined in Section 13(d)(3) of the Exchange Act, known by Endo to be the “beneficial owner” of more than 5% of common stock. Footnote (a) below provides a brief explanation of what is meant by the term “beneficial ownership.” The following table also sets forth, as of April 15, 2005, the number of shares of common stock beneficially owned by each of the Company’s directors and the chief executive officer and the other four most highly compensated executive officers of the Company for the year ended December 31, 2004 (collectively, the “Named Executive Officers”). The following table also sets forth, as of April 15, 2005, the number of shares of common stock beneficially owned by all current directors and executive officers of the Company as a group.

	Number of Shares of
	Common Stock
Name of Beneficial Owner	Beneficially Owned(a)	Percent of Class

Directors and Executive Officers:
Carol A. Ammon(b)(c)(d)	8,717,922	6.6%
Brian T. Clingen(e)	25,000	*
Michael B. Goldberg(f)(g)
Michael Hyatt(h)	626,967	*
Roger H. Kimmel(i)	607,521	*
Frank J. Loverro(f)(g)
Clive A. Meanwell, M.D., Ph.D(j)	25,000	*
Michael W. Mitchell(k)	40,000	*
Joseph T. O’Donnell, Jr.(l)	40,000	*
David I. Wahrhaftig(f)(g)
Peter A. Lankau(b)(m)	992,148	*
David A. H. Lee, M.D., Ph.D.(b)(c)(n)	3,195,899	2.4%
Jeffrey R. Black(b)(c)(o)	2,841,743	2.2%
Caroline B. Manogue(b)(p)	330,158	*
All current directors and executive officers of Endo Pharmaceuticals Holdings Inc. as a group (14 persons)	17,442,358	13.2%
Other Stockholders:
Endo Pharma LLC(c)(f)	63,440,740	48.1%
Kelso Investment Associates V, L.P.(c)(f)(q)	29,030,677	22.0%
Kelso Equity Partners V, L.P.(c)(f)(q)	2,442,746	1.9%
Joseph S. Schuchert(f)(g)	—
Frank T. Nickell(f)(g)	—
Thomas R. Wall, IV(f)(g)	—
George E. Matelich(f)(g)	—

	Number of Shares of
	Common Stock
Name of Beneficial Owner	Beneficially Owned(a)	Percent of Class

Frank K. Bynum, Jr.(f)(g)	—
Philip E. Berney(f)(g)	—
James J. Connors, II(f)(g)	—
Greenwich Street Capital Partners, L.P.(c)(r)	3,719,751	2.8%
Greenwich Street Capital Offshore Fund, Ltd.(c)(r)	230,875	*
Citigroup GSP Employees Fund, L.P.(c)(r)	903,997	*
The Travelers Insurance Company(c)(r)	191,897	*
The Travelers Life and Annuity Company(c)(r)	94,516	*
Mariann T. MacDonald(b)(c)(s)	7,331,146	5.6%
Royce & Associates, LLC(t)	9,602,650	7.3%

(a)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power.

(b)	The business address for this person is c/ o Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, Pennsylvania 19317.

(c)	Affiliates of Kelso & Company own 83.6% of Endo Pharma LLC; Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd., Citigroup GSP Employees Fund, L.P., The Travelers Insurance Company and The Travelers Life and Annuity Company together own 13.7% of Endo Pharma LLC; our management, in the aggregate, owns 0.71% of Endo Pharma LLC; and certain other outside investors own 2.0% of Endo Pharma LLC.

(d)	Ms. Ammon is our Chairman and Chief Executive Officer. Ms. Ammon owns 0.36% of Endo Pharma LLC and may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of her status as a member of Endo Pharma LLC. Ms. Ammon shares voting power along with the other members of Endo Pharma LLC with respect to shares of Endo common stock owned by Endo Pharma LLC, but disclaims beneficial ownership of such securities except to the extent of her pecuniary interest. Ms. Ammon’s beneficial ownership includes 137,094 shares of Endo common stock and 8,580,828 shares underlying options to acquire Endo common stock that she holds pursuant to the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans, 584,396 of which are currently exercisable. However, the shares of common stock that Ms. Ammon receives upon exercise of these stock options are currently subject to significant restrictions that are set forth in the stockholders agreement including restrictions on sale, assignment, mortgage, transfer, pledge or other disposals or transfers.

(e)	Mr. Clingen is a director of Endo. The business address for Mr. Clingen is c/ o BP Capital Management, 2215 York Rd, Suite 510, Oak Brook, Illinois 60523. Mr. Clingen’s beneficial ownership represents options to purchase 25,000 shares of common stock under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, 5,000 of which are currently exercisable.

(f)	The business address for this person is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022.

(g)	Messrs. Goldberg, Loverro and Wahrhaftig are directors of Endo. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro and Connors may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of the status of Kelso Investment Associates V, L.P., or KIA V, and Kelso Equity Partners V, L.P., or KEP V, as members of Endo Pharma LLC. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro and Connors may be deemed to share beneficial ownership of securities owned of record by KIA V and KEP V, by virtue of the status of each of them as a general partner of the general partner of KIA V and as a general partner of KEP V. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum, Berney, Loverro and Connors share investment and voting power along with the other general partners with respect to shares of Endo common stock owned indirectly by KIA V and KEP V through Endo Pharma LLC, but disclaim beneficial ownership of such securities except to the extent of each individual’s pecuniary interest.

(h)	Mr. Hyatt is a director of Endo. The business address for Mr. Hyatt is c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179. Mr. Hyatt’s beneficial ownership includes (i) 566,217 shares of common stock owned directly by Mr. Hyatt, (ii) 20,750 shares held in trusts for which Mr. Hyatt serves as trustee and as to which shares Mr. Hyatt holds either the sole or the shared power of disposition or the power to vote and (iii) options to purchase 40,000 shares of common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, 18,750 of which are currently exercisable. Mr. Hyatt’s beneficial ownership excludes 139,662 shares of common stock held in a trust for the benefit of the children of Mr. Hyatt, as to which shares Mr. Hyatt has neither the power of disposition nor the power to vote.

(i)	Mr. Kimmel is a director of Endo. The business address for Mr. Kimmel is c/ o Rothschild, Inc., 1251 Avenue of the Americas, New York, New York 10022. Mr. Kimmel’s beneficial ownership includes (i) 567,521 shares of common stock held in trusts for which Mr. Kimmel serves as trustee and as to which shares Mr. Kimmel holds either the sole or the shared power of disposition and power to vote and (ii) options to purchase 40,000 shares of common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, 18,750 of which are currently exercisable. Mr. Kimmel’s beneficial ownership excludes a total of 153,397 shares of common stock held in trusts for the benefit of Mr. Kimmel’s adult children, as to which shares Mr. Kimmel has neither the power of disposition nor the power to vote.

(j)	Dr. Meanwell is a director of Endo. The business address for Dr. Meanwell is c/ o The Medicines Company, 5 Sylvan Way, Parsippany, New Jersey 07054. Dr. Meanwell’s beneficial ownership represents options to purchase 25,000 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, 5,000 of which are currently exercisable.

(k)	Mr. Mitchell is a director of Endo. The business address for Mr. Mitchell is c/ o Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036. Mr. Mitchell’s beneficial ownership represents options to purchase 40,000 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, 18,750 of which are currently exercisable.

(l)	Mr. O’Donnell is a director of Endo. The business address for Mr. O’Donnell is Briscoe Capital Management, L.L.C., 295 Madison Avenue, 31st Floor, New York, NY 10017. Mr. O’Donnell’s beneficial ownership represents options to purchase 40,000 shares of our common stock granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, 18,750 of which are currently exercisable.

(m)	Mr. Lankau is our President and Chief Operating Officer, and with effect from May 20, 2005, will be our President and Chief Executive Officer. Mr. Lankau’s beneficial ownership includes 140,112 shares underlying options that he holds in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans and 852,036 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, 414,672 of which are currently exercisable. The shares of common stock that Mr. Lankau receives upon exercise of the stock options he holds in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans are currently subject to significant restrictions that are set forth in the stockholders agreement including restrictions on sale, assignment, mortgage, transfer, pledge or other disposals or transfers.

(n)	Dr. Lee is our Executive Vice President and Chief Scientific Officer. Dr. Lee owns 0.02% of Endo Pharma LLC and may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of his status as a member of Endo Pharma LLC. Dr. Lee shares voting power along with the other members of Endo Pharma LLC with respect to shares of common stock owned by Endo Pharma LLC, but disclaims beneficial ownership of such securities except to the extent of his pecuniary interest. Dr. Lee’s beneficial ownership includes 8,568 shares and 3,187,331 shares underlying options that he holds in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option, 111,450 of which are currently exercisable. However, the shares of common stock that Dr. Lee receives upon exercise of these stock options are currently subject to significant restrictions that are set forth in the stockholders agreement including restrictions on sale, assignment, mortgage, transfer, pledge or other disposals or transfers.

(o)	Mr. Black is our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Black owns 0.05% of Endo Pharma LLC and may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of his status as a member of Endo Pharma LLC. Mr. Black shares voting power along with the other members of Endo Pharma LLC with respect to shares of common stock owned by Endo Pharma LLC, but disclaims beneficial ownership of such securities except to the extent of his pecuniary interest. Mr. Black’s beneficial ownership includes 17,137 shares and 2,824,606 shares underlying options that he holds in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans, 111,450 of which are currently exercisable. However, the shares of common stock that Mr. Black receives upon exercise of these stock options are currently subject to significant restrictions that are set forth in the stockholders agreement including restrictions on sale, assignment, mortgage, transfer, pledge or other disposals or transfers.

(p)	Ms. Manogue is our Executive Vice President, Chief Legal Officer and Secretary. Ms. Manogue’s beneficial ownership includes 179,910 shares underlying options that she holds in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans and 150,248 shares underlying options granted under the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan, 54,178 of which are currently exercisable. The shares of common stock that Ms. Manogue receives upon exercise of the stock options she holds in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans are currently subject to significant restrictions that are set forth in the stockholders agreement including restrictions on sale, assignment, mortgage, transfer, pledge or other disposals or transfers.

(q)	KIA V and KEP V share investment and voting power along with the other members of Endo Pharma LLC with respect to shares of common stock owned by Endo Pharma LLC, but each disclaims beneficial ownership of such securities except to the extent of its pecuniary interest. Kelso Partners V, L.P., or KP V, may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of its status as a general partner of KIA V, which is a member of Endo Pharma LLC. KP V shares investment and voting power along with its general partners with respect to shares of common stock owned by Endo Pharma LLC, but disclaims beneficial ownership of such securities except to the extent of its pecuniary interest.

(r)	The business address for Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd. and Citigroup GSP Employees Fund, L.P. is 500 Campus Drive, Suite 220, Florham Park, New Jersey 07932. The business address for Travelers Insurance Company and The Travelers Life and Annuity Company is One City Place, Hartford, CT 06103-3415. Greenwich Street Investments, L.P. is the general partner of Greenwich Street Capital Partners, L.P. Greenwich Street Investments, L.L.C. is the general partner of Greenwich Street Investments, L.P. The Travelers Insurance Company is the sole member of Greenwich Street Investments, L.L.C. Andrew Wagner and Woodbourne Corporation (BVI) Limited are the directors of Greenwich Street Capital Offshore Fund, Ltd. TRV Employees Investments, Inc. is the general partner of Citigroup GSP Employees Fund, L.P. and is a wholly-owned subsidiary of Citigroup Inc. GSCP (NJ), L.P. is the manager of Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd. and Citigroup GSP Employees Fund, L.P. GSCP, Inc. is the general partner of GSCP (NJ), L.P. Each of Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee, Richard M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman, Christine K. Vanden Beukel and Andrew Wagner is an executive officer and stockholder of GSCP (NJ), Inc. and a limited partner of GSCP (NJ), L.P. Greenwich Street Investments, L.P., Greenwich Street Investments, L.L.C. and The Travelers Insurance Company, because of their relationships with Greenwich Street Capital Partners, L.P., may be deemed to beneficially own the securities held by Greenwich Street Capital Partners, L.P. Notwithstanding the foregoing, the above entities disclaim beneficial ownership of the securities held by Greenwich Street Capital Partners, L.P. except to the extent of their pecuniary interest in the securities. Andrew Wagner and Woodbourne Corporation (BVI) Limited, because of their relationships to Greenwich Street Capital Offshore Fund, Ltd., may be deemed to beneficially own the securities held by Greenwich Street Capital Offshore Fund, Ltd. Notwithstanding the foregoing, the above individual and entity disclaim beneficial ownership of the securities held by Greenwich Street Capital Offshore Fund, Ltd. except to the extent of their pecuniary interest in the securities. TRV Employees Investments, Inc. and Citigroup Inc., because of their relationships with Citigroup Employees GSP Fund, L.P., may be deemed to beneficially own the securities held by Citigroup Employees GSP Fund, L.P. Notwithstanding the foregoing, the above entities disclaim beneficial ownership of the securities held by Citigroup Employees GSP Fund, L.P. except to the extent of their pecuniary interest in the securities. GSCP (NJ), L.P., GSCP (NJ), Inc., Keith W. Abell, Alfred C. Eckert III, Robert A. Hamwee, Richard M. Hayden, Thomas V. Inglesby, Matthew C. Kaufman, Christine K. Vanden Beukel and Andrew Wagner, because of their relationships with Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd. and Citigroup GSP Fund, L.P., may be deemed to beneficially own the securities held by Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd. and Citigroup GSP Fund, L.P. Notwithstanding the foregoing, the above entities and individuals disclaim beneficial ownership of the securities held by Greenwich Street Capital Partners, L.P., Greenwich Street Capital Offshore Fund, Ltd. and Citigroup GSP Fund, L.P. except to the extent of their pecuniary interest in the securities. The Travelers Life and Annuity Company is a wholly-owned subsidiary of The Travelers Insurance Company, which is a subsidiary of Citigroup Inc. The Travelers Insurance Company and Citigroup Inc. may be deemed to be the beneficial owner of the securities held by The Travelers Life and Annuity Company. The above entities and individuals may be deemed to share beneficial ownership of the shares of common stock owned of record by Endo Pharma LLC because they are members of Endo Pharma LLC or affiliates of members of Endo Pharma LLC. The above entities and individuals disclaim beneficial ownership of the securities owned by Endo Pharma LLC, except to the extent of their pecuniary interest.

(s)	Until December 31, 2003, Ms. MacDonald was our Executive Vice President of Operations, at which time she resigned from her executive office, while remaining an employee. Ms. MacDonald owns 0.27% of Endo Pharma LLC and may be deemed to share beneficial ownership of shares of common stock owned of record by Endo Pharma LLC by virtue of her status as a member of Endo Pharma LLC. Ms. MacDonald shares voting power along with the other members of Endo Pharma LLC with respect to securities owned by Endo Pharma LLC, but disclaims beneficial ownership of such securities except to the extent of her pecuniary interest. Ms. MacDonald’s beneficial ownership includes 102,821 shares and 7,228,325 shares underlying options that she holds in the Endo Pharma LLC 1997 Stock Option Plans and the Endo Pharma LLC 2000 Supplemental Stock Option Plans, 434,402 of which are currently exercisable. However, the shares of common stock that Ms. MacDonald receives upon exercise of these stock options are currently subject to significant restrictions that are set forth in the stockholders agreement including restrictions on sale, assignment, mortgage, transfer, pledge or other disposals or transfers.

(t)	The business address for this entity is 1414 Avenue of the Americas, New York, New York 10019. This ownership information is based on a written statement from the stockholder, which disclaims any beneficial economic interest in any of the shares, and states that it holds the voting power and/or investment discretion solely in a fiduciary capacity as an investment advisor for its clients, none of which individually owns more than 5% of the Company’s common stock. Of the total shares beneficially owned, the stockholder has voting and investment powers as follows: sole voting — 9,602,650 shares; shared voting — 0 shares; sole dispositive — 9,602,650 shares; and shared dispositive — 0 shares.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and greater-than-ten-percent stockholders (collectively, “Reporting Persons”) to file an initial report of ownership (Form 3) and reports of changes of ownership (Forms 4 and 5) of Endo securities with the SEC and the NASDAQ. These persons are also required to furnish the Company with copies of all Section 16(a) reports that they file with respect to Endo securities. Based solely upon a review of Section 16(a) reports furnished to the Company for the fiscal year ended December 31, 2004 and written representations from certain Reporting Persons that no other reports were required, the Company believes that, all the Reporting Persons complied with all applicable filing requirements for the fiscal year ended December 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION
      The following information relates to plans in effect as of December 31, 2004 under which equity securities of Endo may be issued to employees and directors. Although the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan and the Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan each provide that stock options may be granted thereunder to non-employee consultants, Endo has never granted any such options to any such consultants.

	Column A		Column B	Column C

	Number of Securities		Weighted-Average	Number of Securities Remaining
	to be Issued upon		Exercise Price of	Available for Future Issuance
	Exercise of		Outstanding	under Equity Compensation
	Outstanding Options,		Options, Warrants	Plans (Excluding Securities
Plan Category	Warrants and Rights		and Rights	Reflected in Column A)

Equity compensation plans approved by security holders:
Endo Pharma LLC Amended and Restated 1997 Executive Stock Option Plan	22,719,888	(a)	$2.68	804,584	(b)
Endo Pharma LLC Amended and Restated 1997 Employee Stock Option Plan	2,309,404	(a)	$2.65	804,584	(b)
Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan	3,857,878		$12.88	38,160
Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan	129,668		$19.38	3,870,332
Equity compensation plans not approved by security holders:
Not Applicable.

(a)	All of the stock options granted under these plans are exercisable solely for shares of Endo common stock currently held by Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest), and their exercise will not dilute the ownership of our other common stockholders.

(b)	These shares are available for future issuance under either the Endo Pharma LLC Amended and Restated 1997 Executive Stock Option Plan or the Endo Pharma LLC Amended and Restated 1997 Employee Stock Option Plan, but not both.

EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation
      The Board of Directors of the Company traditionally performed the functions of a compensation committee, including the review and approval of compensation and terms of employment for all officers of the Company and its subsidiaries. In August 2000, a Compensation Committee, consisting of Messrs. Hyatt, Loverro and Wahrhaftig, was formed to perform these functions. The disinterested members of the Board of Managers of Endo Pharma LLC, namely Messrs. Goldberg and Wahrhaftig, review and act on any recommendations of the Company’s management for awards granted under the Endo Pharma LLC stock option plans.
      The Company’s executive compensation is intended to attract high-caliber executives and to reward, retain and motivate management based on corporate and individual annual and long-term business performance. The primary component of compensation is base salary; however, all of the employees of the Company participate in by the Company’s incentive compensation program, which provides cash bonuses in the event that (i) the Company achieves one or more targets based on the Company’s Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) as defined by the Company’s credit facility and (ii) the individual achieves specified goals. The Company also awards stock options to its officers and other employees pursuant to the Company’s 2000 Stock Incentive Plan (the “2000 Option Plan”) and the Company’s 2004 Stock Incentive Plan (the “2004 Option Plan”). Such awards are designed to provide incentives to participating employees that are linked directly to increases in stockholder value and that will therefore inure to the benefit of all stockholders of the Company. The Compensation Committee believes that the Company’s executive compensation arrangements are reasonable in light of the Company’s needs, competitive compensation levels, the Company’s retention goals and management motivation. In determining salary and other compensation levels for executive officers, primary consideration is given to each executive’s level of responsibility and individual performance.
      Prior to the beginning of each fiscal year, the Compensation Committee reviews the Company’s near- and long-term strategies and objectives with the Company’s Chief Executive Officer. Such review forms the basis for adopting or modifying the corporate annual financial goals recommended by the Company’s Chief Executive Officer. Based on this review, the Company’s total compensation structure for fiscal year 2004, including the elements and level of compensation opportunities and the variable portion of “at risk” pay for performance and equity participation was established. Consideration was given to, among other matters, marketplace pay levels and practices, as well as the Company’s need to continue to attract, retain and motivate employees. The Company’s Chief Executive Officer reviewed such compensation structure with the Compensation Committee and asked it to ratify base salary amounts and bonuses for the Company’s executive officers.
      At fiscal 2004 year-end, the Compensation Committee, in consultation with the Chief Executive Officer, assessed results achieved and strategic progress relative to previously approved goals, taking into consideration the Company’s Consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) as defined by the Company’s credit facility, prevailing economic and business conditions and opportunities, performance by comparable organizations’ Chief Executive Officers, and stockholder value. No particular weightings were assigned to any such factors.
      Ms. Ammon, Chief Executive Officer of the Company, received a base salary of $480,000 in fiscal 2004 and was awarded a cash bonus for fiscal 2004 of $204,000. Determination of Ms. Ammon’s overall compensation in fiscal 2004 was based upon the performance criteria established by the Board of Directors of the Company at the beginning of fiscal 2004. The Compensation Committee believes that Ms. Ammon’s overall compensation is competitive with that of Chief Executive Officers of comparable companies and deems such compensation to be fair and appropriate.
      The federal income tax laws limit the deductibility of certain compensation paid to the Chief Executive Officer and the four most highly compensated executives (the “covered employees”) in excess of the statutory maximum of $1 million per covered employee. The Committee’s general policy is, where feasible, to structure compensation paid to the covered employees so as to maximize the deductibility of such compensation for federal income tax purposes; however, there may be circumstances where portions of such compensation will not be deductible.
      Submitted by the Compensation Committee of the Company’s Board of Directors.

Members of the Compensation Committee:

Michael Hyatt
Frank J. Loverro
David I. Wahrhaftig, Chairman
Compensation Committee Interlocks and Insider Participation
      In August 2000, the Board of Directors appointed Messrs. Hyatt, Loverro and Wahrhaftig to constitute the Compensation Committee, none of whom is an officer or employee or former officer or employee of the Company or any of its subsidiaries. Prior to that time, the Board of Directors as a whole performed the functions of the Compensation Committee. With the exception of Ms. Ammon, who serves on the Company’s Board of Directors, no executive officer of the Company serves or served during the last fiscal year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. There are no family relationships between any directors or executive officers of the Company.
Compensation of Executive Officers
      The following table sets forth, for the Company’s last three fiscal years, the compensation paid or accrued to each of those persons who were, at December 31, 2004, the chief executive officer and the other four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”).

					Long-Term
					Compensation
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options	Compensation(2)

Carol A. Ammon	2004	$480,000	$204,000	$51,698		$14,242
Chairman of the Board and	2003	480,000	420,000	50,617	3,773,584	12,690
Chief Executive Officer	2002	460,000	480,000	10,908		11,690
Peter A. Lankau(3)	2004	$415,200	$205,524	$29,734	25,517	$15,332
President and Chief Operating	2003	388,333	315,000	18,444	372,469	13,780
Officer	2002	320,000	324,000		360,000	12,780
David A. H. Lee, M.D., Ph.D.	2004	$389,250	$132,345	$51,541		$16,222
Executive Vice President and	2003	375,000	262,500	48,785	1,285,995	14,670
Chief Scientific Officer	2002	358,333	300,000	48,906		13,670
Jeffrey R. Black	2004	$350,000	$154,000	$27,775		$14,310
Executive Vice President,	2003	300,000	210,000	27,733	1,146,073	13,040
Chief Financial Officer and	2002	286,667	240,000	21,706		12,040
Treasurer
Caroline B. Manogue	2004	$335,000	$147,400	$121,191	20,588	$13,746
Executive Vice President,	2003	295,000	206,500	96,790	142,469	12,270
Chief Legal Officer & Secretary	2002	281,667	236,000	43,387	32,271	11,240

(1)	Other Annual Compensation in 2004 for Ms. Ammon includes personal use of a Company automobile of $30,750 and a tax gross-up benefit of $20,948. Other Annual Compensation for Mr. Lankau in 2004 includes personal use of a Company automobile of $17,244 and a tax gross-up benefit of $12,490. Other Annual Compensation for Dr. Lee in 2004 includes the rental of an apartment near the research and development facility used by the Company in Garden City, New York in the amount of $26,038, the personal use of a Company automobile of $14,642 and a tax gross-up benefit of $10,861. Other Annual Compensation for Mr. Black in 2004 includes personal use of a Company automobile of $16,209 and a tax gross-up benefit of $11,566. Other Annual Compensation for Ms. Manogue in 2004 includes the rental of a house near the corporate facility in Chadds Ford, Pennsylvania in the amount of $62,628, the personal use of a Company automobile of $10,750 and a tax gross-up benefit of $47,813.

(2)	All Other Compensation for Ms. Ammon in 2004 is matching contributions made under the Company’s 401(k) Plan in 2004 of $13,000 and the dollar value of premiums paid by the Company with respect to group life insurance for her benefit. All Other Compensation for Mr. Lankau in 2004 is matching contributions made under the Company’s 401(k) Plan in 2004 of $13,000 and the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance for his benefit. All Other Compensation for Dr. Lee in 2004 is matching contributions under the Company’s 401(k) Plan in 2004 of $13,000 and, the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance for his benefit. All Other Compensation for Mr. Black in 2004 is matching contributions made under the Company’s 401(k) Plan in 2004 of $13,000 and the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance for his benefit. All Other Compensation for Ms. Manogue in 2004 is matching contributions made under the Company’s 401(k) Plan in 2004 of $13,000 and the dollar value of premiums paid by the Company with respect to term life insurance and group life insurance for her benefit.

(3)	Mr. Lankau was the Company’s Senior Vice President, U.S. Business, until April 8, 2003, at which time he was promoted to President and Chief Operating Officer.

Stock Option/ SAR Grants in Last Fiscal Year
      The following table sets forth all individual grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 2004. No SARs were granted by the Company in fiscal 2004.

	Individual Grants				Potential Realizable
					Value At Assumed
	Number of	Percent of			Annual Rates of Stock
	Shares	Total Options	Exercise		Price Appreciation for
	Underlying	Granted to	Price		Option Term(1)
	Options	Employees in	per	Expiration
Name	Granted	Fiscal Year	Share	Date	5%	10%

2000 Stock Incentive Plan:
Peter A. Lankau	25,517	2.6%	$16.47	8/11/14	$264,302	$669,794
Caroline B. Manogue	20,588	2.1%	$16.47	8/11/14	$213,248	$540,413

(1)	Based upon the exercise price and the market price of the common stock on the date of grant of $16.47 annual appreciation at the assumed rates stated on such price through the expiration date of the options. Amounts shown represent hypothetical gains that could be achieved for the options if exercised at the end of the term. These amounts have been determined on the basis of assumed rates of appreciation mandated by the SEC and do not represent the Company’s estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the expiration date, achievement of the defined vesting thresholds as well as being dependent upon the general performance of the common stock. The potential realizable values have not taken into account amounts required to be paid for federal income taxes.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth the December 31, 2004 aggregate value of unexercised options held by each of the Named Executive Officers as well as the fiscal year-end option values.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options at		Options at
	Shares		December 31, 2004		December 31, 2004(1)
	Acquired On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Carol A. Ammon	2,295,333	$36,995,936	584,396	7,996,432	$10,863,922	$146,843,631
Peter A. Lankau	94,592	$1,496,380	414,672	577,476	$4,716,869	$6,163,623
David A.H. Lee, M.D., Ph.D.	859,240	$13,849,139	111,450	3,075,881	$2,071,856	$56,056,918
Jeffrey R. Black	760,691	$12,260,738	111,450	2,713,156	$2,071,856	$49,500,245
Caroline B. Manogue	54,794	$876,091	54,177	275,981	$530,509	$3,921,418

(1)	Based upon the closing price on December 31, 2004 of $21.01. Includes all options granted as of December 31, 2004, for which the exercise price is equal to or less than $21.01 per share.
      Options exercised pursuant to the Endo Pharma LLC 1997 Stock Option Plan do not result in the issuance of additional shares in the Company. These stock options are exercisable solely into shares of Company common stock that is held by Endo Pharma LLC (an affiliate of Kelso & Company in which certain members of management have an interest). As a result, the exercise of these options will not result in the issuance of additional shares of Company common stock and will not dilute the ownership of our other public stockholders. The Class C1A, C1B, C2, C3 and C4 options granted pursuant to the Endo Pharma LLC 1997 Stock Option Plan have vested in accordance with their terms.
      Class C1A, C1B, C2, C3 and C4 options are generally exercisable, solely to the extent vested, upon the earlier of (i) the occurrence of a sale, disposition or transfer of Company common stock, after which neither Endo Pharma LLC nor Kelso owns any shares of common stock or (ii) January 1, 2006, and the right to exercise such options will terminate at 12:00 p.m., New York City time, on the earlier to occur of such dates.
      Notwithstanding the foregoing, a Named Executive Officer’s Class C1A, C1B, C2, C3 and C4 options will become immediately exercisable in full, solely to the extent then vested, in the event the Named Executive Officer’s employment or service with the Company or any of its subsidiaries is terminated for any reason and such options will thereafter expire on the 90th day after such termination if unexercised.
      Stock options granted under the Endo Pharma LLC 1997 Stock Option Plan expire no later than August 26, 2007. The shares of common stock that are received upon exercise of stock options pursuant to the Endo Pharma LLC 1997 Stock Option Plan are currently subject to significant restrictions that are set forth in the stockholders agreements including restrictions on sale, assignment, mortgage, transfer, pledge or other disposals or transfers.
Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Employment Agreements with Named Executive Officers
      On September 1, 2001, Endo entered into amended and restated employment agreements with each of Ms. Ammon, Mr. Black, Mr. Lankau, Dr. Lee and Ms. Manogue. Each of these employment agreements currently expires on December 31, 2005. Each of these agreements is renewable by the parties for additional one-year periods.
      Each of the employment agreements provides that the executive will be entitled to basic compensation as well as additional incentive compensation. For each fiscal year or part thereof during the employment period, the Company will pay an executive’s incentive compensation in cash in an amount equal to a percentage of this executive’s salary if Endo meets the performance targets set by the board of directors for a particular fiscal year. Ms. Ammon’s additional incentive compensation is equal to 50% of her base salary. Mr. Lankau’s additional incentive compensation is equal to 45% of his base salary. Dr. Lee’s, Mr. Black’s and

Ms. Manogue’s additional compensation is equal to 40% of their respective base salary. Under these employment agreements, the Company may terminate each executive (1) for “cause,” (2) for “good reason,” or (3) upon the executive’s disability, incapacity or death. If the Company terminates an executive for “cause,” he or she will be entitled to receive his or her salary and incentive compensation prorated through the effective date of termination.
      In addition, if an executive elects to renew his or her employment agreement but Endo does not and Endo’s election not to renew is not “for cause,” then the executive will be entitled to receive his or her salary for the remainder of the calendar month in which this termination is effective and for eighteen (twelve in the case of Ms. Manogue) consecutive calendar months thereafter and continue to provide the executive with benefits for eighteen (twelve in the case of Ms. Manogue) consecutive calendar months after such termination. If an executive terminates his or her employment agreement for “good reason,” the Company will:

•	pay:

•	monthly to the executive his or her salary for the remainder of the employment period or eighteen months (whichever is longer) (Ms. Manogue’s employment agreement provides for the remainder of the employment period or twelve months (whichever is longer)) and

•	the executive’s incentive compensation for the fiscal year during which the termination is effective, prorated through the effective date of termination, if this incentive compensation is payable and

•	continue to provide the executive with benefits for the remainder of the employment period or eighteen months (whichever is longer) (Ms. Manogue’s employment agreement provides for the remainder of the employment period or twelve months (whichever is longer)).
      Under the terms of each of these employment agreements, “good reason” means any of the following:

•	Endo Pharmaceuticals’ material breach of the provisions in the employment agreements relating to the director’s and officer’s liability coverage and compensation or Endo Pharmaceuticals’ obligations under the stockholder’s agreement for the benefit of the executive, or

•	the assignment of the executive, without the executive’s consent, to a position, responsibilities, or duties of a materially lesser status or degree of responsibility.
      Under the terms of Ms. Ammon’s employment agreement, “good reason” also includes the sale of all or substantially all of the assets of Endo, the sale of all or substantially all of the stock of Endo, the merger of Endo with one or more other related or unrelated entities, or other similar transaction vesting control of Endo with a third party or parties.

Performance Graph
      The following graph provides a comparison of the cumulative total return on the Company’s common stock with that of the cumulative total return on the NASDAQ Stock Market Index (U.S.) and the NASDAQ Pharmaceutical Index commencing on July 18, 2000 (the first day the Company’s common stock began trading on the NASDAQ National Market) and ending December 31, 2004. The graph assumes $100 invested on July 18, 2000 in the Company’s common stock, in the NASDAQ Stock Market Index (U.S.), or the NASDAQ Pharmaceuticals Index, and that all dividends are reinvested.
      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph that follows shall not be deemed to be incorporated by reference into any such filings.
COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*
among endo pharmaceuticals holdings inc.,
the nasdaq stock market (u.s.) index
and the nasdaq pharmaceutical index

NO DISSENTERS’ RIGHTS
      The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In connection with the Company’s acquisition of Algos Pharmaceutical Corporation, affiliates and designees of Kelso & Company contributed all of their shares of Endo common stock to Endo Pharma LLC. This contribution represented approximately 86% of the Endo common stock originally contributed to Endo Pharma LLC, and these contributors continue to own an approximately 86% interest in Endo Pharma LLC. Endo Pharma LLC currently owns approximately 48% of all of the issued and outstanding Endo common stock. Currently, Messrs. Goldberg and Wahrhaftig and Ms. Ammon serve as members of the Board of Managers of Endo Pharma LLC.
      On July 14, 2000, Endo Pharma LLC was formed in connection with the Company’s merger with Algos to ensure that the stock options granted pursuant to the Endo Pharma LLC Stock Option Plans diluted only the Endo common stock held by persons and entities that held such shares prior to our merger with Algos. Upon the exercise of these stock options, only currently outstanding shares of our common stock held by Endo Pharma LLC will be delivered. Because Endo Pharma LLC, and not us, will provide the shares upon the exercise of these options, we have entered into a tax sharing agreement with Endo Pharma LLC under which we will be required to pay to Endo Pharma LLC upon the occurrence of a liquidity event, as described further below, the amount of the tax benefits usable by us as a result of the exercise of these stock options into shares of our common stock held by Endo Pharma LLC. As of December 31, 2004, approximately 10.4 million of these stock options had been exercised into shares of our common stock held by Endo Pharma LLC. Upon exercise of any of these Endo Pharma LLC stock options, we generally will be permitted to deduct as a compensation charge, for federal income tax purposes, an amount equal to the difference between the market price of our common stock and the exercise price paid upon exercise of these options (as of December 31, 2004, approximately $147 million), which is estimated to result in a tax benefit amount of approximately $56 million. Under the tax sharing agreement, we are required to pay this $56 million to Endo Pharma LLC upon the occurrence of a liquidity event, as described further below, to the extent that a compensation charge deduction is usable by us to reduce our taxes and based upon the assumption that all other deductions of Endo are used prior thereto.
      Using a weighted average exercise price of $2.60 per share and an assumed effective tax rate of 38.3%, if all 36.3 million stock options under the Endo Pharma LLC Stock Option Plans were vested and exercised (including the 10.4 million stock options already exercised as discussed above):

•	upon exercise, assuming the market price of our common stock is then $20.00 per share, we generally would be able to deduct, for federal income tax purposes, compensation of approximately $632 million, which could result in a tax benefit amount of approximately $242 million payable to Endo Pharma LLC.

•	upon exercise, assuming the market price of our common stock is then $25.00 per share, we generally would be able to deduct, for federal income tax purposes, compensation of approximately $813 million, which could result in a tax benefit amount of approximately $311 million payable to Endo Pharma LLC.

•	upon exercise, assuming the market price of our common stock is then $30.00 per share, we generally would be able to deduct, for federal income tax purposes, compensation of approximately $994 million, which could result in a tax benefit amount of approximately $381 million payable to Endo Pharma LLC.
      Under the terms of the amended tax sharing agreement, we must pay all such tax benefit amounts to Endo Pharma LLC to the extent these tax benefits are usable by us, as described above. However, these payments need only be made to Endo Pharma LLC upon the occurrence of a liquidity event, which is generally defined as a transaction or series of transactions resulting in (a) a sale of greater than 20% on a fully diluted basis of our common equity (either through (i) a primary offering by us, (ii) a secondary sale by Endo Pharma LLC or other holders of common stock pursuant to a registration rights agreement or (iii) a combination of both such primary and secondary offerings), (b) a change in control of Endo or (c) a sale of all or substantially all of our assets.
      Under our amended tax sharing agreement, the sale of 11 million shares of our common stock on August 9, 2004 when added to the 16.6 million shares sold by Endo Pharma LLC and the selling stockholders in July 2003 caused a liquidity event to occur. We were then obligated to pay to Endo Pharma LLC, within 30 business days of the liquidity event, the tax benefit amounts attributable to 2001 and 2002 of approximately $2.0 million and $1.2 million, respectively. We were also obligated to pay to Endo Pharma LLC 50% of the estimated tax benefit amount of approximately $10.4 million attributable to 2003 within 30 business days of the liquidity event, and the remaining tax benefit amount attributable to 2003 within 30 business days of the date on which we filed our 2003 tax return with the Internal Revenue Service (which occurred in September 2004). Accordingly, in September 2004 we paid $8.3 million, and in October 2004 we paid $5.2 million, in each case, to Endo Pharma LLC to satisfy the tax sharing obligations attributable to 2001, 2002 and 2003. In addition, since 3.8 million shares underlying stock options granted under the Endo Pharma LLC stock option plans were exercised into common stock and sold in the August 9, 2004 offering, at a price of $17.46, with a weighted average exercise price of $2.44, an assumed tax rate of 38.3% and assuming the attributable compensation charge deductions are usable to reduce our taxes in 2004, we will be obligated to pay to Endo Pharma LLC a tax benefit amount of approximately $22 million. In addition, since 2.8 million shares underlying stock options granted under the Endo Pharma LLC stock option plans were exercised and sold in the November 29, 2004 offering, at a price of $20.02, with a weighted average exercise price of $2.44, an assumed tax rate of 38.3% and assuming the attributable compensation charge deductions are usable to reduce our taxes in 2004, we will be obligated to pay to Endo Pharma LLC an additional tax benefit amount of approximately $19 million. Fifty percent of the estimated tax benefit amount attributable to the November 29, 2004 offering and the August 9, 2004 offering was due within 15 business days of the date we received an opinion on our final audited 2004 financial statements from our independent registered public accounting firm on March 16, 2005 and the remaining tax benefit amount attributable to 2004 is due within 30 business days of the date on which we file our 2004 tax return with the Internal Revenue Service (which we estimate will occur in September 2005). All payments that have been, or will be, made or accrued pursuant to the tax sharing agreement have been, or will be, reflected as a reduction of stockholders’ equity in our financial statements. This estimated tax benefit amount payment to Endo Pharma LLC attributable to Endo Pharma LLC stock options exercised in 2004 may increase if certain holders of Endo Pharma LLC stock options exercise additional stock options.
      Assuming the remaining 3.8 million shares underlying stock options granted under the Endo Pharma LLC stock option plans that are currently registered on a registration statement on Form S-3 are exercised into common stock and sold (and assuming no additional stock options under the Endo Pharma LLC stock option plans are exercised), there will be approximately 22 million stock options remaining to be exercised under the Endo Pharma LLC stock option plans. Using a weighted average exercise price of $2.60 per share and an assumed tax rate of 38.3%, if all of these remaining stock options under the Endo Pharma LLC stock option plans were vested and exercised, and assuming the price of our common stock was $21.01 per share (based upon the closing price on December 31, 2004), we generally would be able to deduct, for income tax purposes, compensation of approximately $405 million, which could result in a tax benefit amount of approximately $155 million payable to Endo Pharma LLC. Under the terms of the tax sharing agreement, we must pay all such tax benefit amounts to Endo Pharma LLC to the extent these tax benefits are usable by us as described above.
      Mr. Hyatt, a director of the Company, is a Senior Managing Director of Bear, Stearns & Co., Inc., an investment bank that performs services for the Company from time to time. However, no payment therefore was due to, or received by, Bear, Stearns & Co., Inc. in fiscal 2004 for these services.
      Mr. Mitchell, a director of the Company, is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, a law firm that performs legal services for the Company from time to time. In fiscal year 2004, the Company made customary payments to Skadden, Arps, Slate, Meagher & Flom LLP in connection with these services. Mr. Mitchell also invests in Kelso transactions from time to time.
OTHER MATTERS
      As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other matters to be presented for stockholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors.
ANNUAL REPORT/ FORM 10-K
      The Company’s 2004 Annual Report to its stockholders is being mailed to all stockholders concurrently with this Proxy Statement. Copies of the Company’s Form 10-K as filed with the SEC may be obtained without charge by writing to Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, PA 19317, Attention: Secretary.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
      The Company’s By-laws require that, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof, along with other specified material, in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice to the Secretary must be received at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting. Accordingly, to make a proposal for consideration at our 2006 annual meeting that is “timely” within the meaning of the Company’s By-laws, a stockholder must make certain notice of such proposal is received by the Secretary of the Company no earlier than February 28, 2006 and no later than March 30, 2006. If the Company does not receive such notice between such dates, the notice will be considered untimely. For any other meeting of stockholders, the nomination or other item of business must be received by the tenth day following the date of public announcement of the date of the meeting. Any stockholder who wishes to make a proposal should obtain a copy of the relevant section of the By-laws from the Secretary of the Company. In addition, any stockholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the By-laws relating to stockholder nominations and the procedures set out in this Proxy Statement under the heading “Committees of the Board of Directors and Related Reports — Nominating Committee.”
      Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2006 annual meeting must be received by us at our principal executive offices addressed to the Secretary of the Company no later than December 16, 2005 in order to be considered timely for inclusion in the 2006 proxy statement.
      All proposals should be addressed to the Secretary, Endo Pharmaceuticals Holdings Inc., 100 Endo Boulevard, Chadds Ford, PA 19317.
SIGNATURE
      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

By order of the Board of Directors,

Caroline B. Manogue
Secretary
Chadds Ford, Pennsylvania
April 15, 2005

Exhibit A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF ENDO PHARMACEUTICALS HOLDINGS INC.
AS ADOPTED BY THE BOARD ON APRIL 20, 2004
I.
Authority
      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Endo Pharmaceuticals Holdings Inc. (the “Corporation”) is established pursuant to Section 8 of the Corporation’s Amended and Restated Bylaws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Members shall not serve on more than three public company audit committees simultaneously. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board; provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.
II.
Purpose of the Committee
      The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.
      The Committee shall oversee the audit efforts of the Corporation’s independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation’s auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Corporation.
III.
Composition of the Committee
      (a) Each member of the Committee shall be an “independent” director within the meaning of the Nasdaq rules and Rule 10A-3 of the Exchange Act and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of the Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for “independence” may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person’s relationship and the reasons for the Board’s determination. A member appointed under this exception would not be permitted to serve longer than two years and would not be permitted to chair the audit committee. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. “Financial literacy” shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall be an “audit committee financial expert,” as defined by the SEC rules. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.
      (b) Upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides the Nasdaq with written confirmation regarding:

(i) Any determination that the Board has made regarding the independence of the Committee members;

(ii) The financial literacy of the Committee members;

(iii) The determination that at least one of the Committee members is an “audit committee financial expert”, as defined by SEC rules; and

(iv) The annual review and reassessment of the adequacy of the Committee’s charter.
IV.
Meetings of the Committee
      The Committee shall meet at least quarterly and with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Corporation’s periodic financial statements prior to their filing with the Securities and Exchange Commission (“SEC”). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.
V.
Duties and Responsibilities of the Committee
      In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee’s charter. The charter must specify: (1) the scope of the Committee’s responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Corporation’s independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation’s independent auditors, and (4) that the Committee is responsible for ensuring that the Corporation’s independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation and that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

      While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered the principal duties and responsibilities of the Committee:

Selection and Evaluation of Auditors
      (a) Review and approve the appointment and retention of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;
      (b) Review and approve the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein;
      (c) Review the performance of the Corporation’s independent auditors and make decisions regarding the replacement or termination of the independent auditors when circumstances warrant. Such evaluation should also include the review and evaluation of the lead partner of the independent auditors and take into account the opinions of management and the Corporation’s personnel responsible for the internal audit function;
      (d) Oversee the independence of the Corporation’s independent auditors by, among other things:

(i) requiring the independent auditors to deliver to the Committee on a periodic basis, and at least annually, a formal written statement delineating (i) the firm’s internal quality control procedure; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Corporation (to assess the auditors’ independence); and

(ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action to satisfy itself of the auditors’ independence;

(iii) determining that the independent audit firm has a process in place to address the rotation of the lead partner and other audit partners serving the Corporation as required under the SEC independence rules;

(iv) pre-approving all audit and non-audit services provided by the independent auditors and not engaging the independent auditors to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee and the decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting;
      (e) Instruct the Corporation’s independent auditors that they must report directly to the Committee, and that the Committee is responsible for the selection, evaluation and termination of the Corporation’s independent auditors;

Oversight of Annual Audit and Quarterly Reviews
      (f) Review and accept, if appropriate, the annual audit plan of the Corporation’s independent auditors, including the scope of audit activities as well as the adequacy of staffing and budget or compensation, and monitor such plan’s progress and results during the year;
      (g) Confirm through private discussions with the Corporation’s independent auditors and the Corporation’s management that no management restrictions are being placed on the scope of the independent auditors’ work;
      (h) Receive and review a report from the independent auditors on the results of the year-end audit of the Corporation, prior to the filing of the Company’s Annual Report on Form 10-K, including (as applicable):

a. the audit report, the published financial statements, the management representation letter, the “Memorandum Regarding Accounting Procedures and Internal Control” or similar memorandum prepared by the Corporation’s independent auditors, any other pertinent reports and management’s responses concerning such memorandum;

b. the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

c. the methods used to account for significant unusual transactions;

d. the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

e. management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

f. significant recorded and unrecorded audit adjustments;

g. any material accounting issues among management, the Corporation’s internal auditing department and the independent auditors;

h. other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors; and

i. any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement;

      (i) Review with management and the Corporation’s independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;
      (j) Review and discuss the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the internal auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee should discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards;
      (k) Review and discuss the Corporation’s annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the internal auditors prior to the filing of the Company’s Annual Report on Form 10-K;

Oversight of Financial Reporting Process and Internal Controls
      (l) Review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures through inquiry and discussions with the Corporation’s independent auditors and management of the Corporation;
      (m) Review with management the Corporation’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;
      (n) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;
      (o) Receive periodic reports from the Corporation’s independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation;
      (p) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditors, the Corporation’s internal auditing department and management;

Other Matters
      (q) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;
      (r) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

(i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K;

(ii) the Committee has discussed with the Corporation’s independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61, (as it may be modified or supplemented);

(iii) the Committee has received the written disclosures and the letter from the Corporation’s independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors their independence; and

(iv) based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC;
      (s) Obtain from the independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;
      (t) Review and approve all related party transactions;
      (u) Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
      (v) Review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment;
      (w) Discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of internal over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Corporation in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management, the internal auditors, and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Corporation’s periodic filings with the SEC;
      (x) Discuss the Corporation’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
      (y) Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting and auditing matters;

      (z) Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards;
      (aa) Determine the appropriate funding needed by the Committee for payment of (1) compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties;
      (bb) Perform an evaluation of its performance at least annually to determine whether it is functioning effectively;
      (cc) Review and reassess the charter at least annually and obtain the approval of the board of directors;
      (dd) Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and
      (ee) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.
      WITH RESPECT TO THE DUTIES AND RESPONSIBILITIES LISTED ABOVE, THE COMMITTEE SHOULD:

1. Report regularly to the Board on its activities, as appropriate;

2. Exercise reasonable diligence in gathering and considering all material information;

3. Understand and weigh alternative courses of conduct that may be available;

4. Focus on weighing the benefit versus harm to the Corporation and its stockholders when considering alternative recommendations or courses of action;

5. If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

6. Provide management, the Corporation’s independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.
* * *
      While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors and to ensure that the Corporation complies with all laws and regulations.
Adopted by the Board of Directors of
Endo Pharmaceutical Holdings Inc.
on April 20, 2004.

ANNUAL MEETING OF STOCKHOLDERS OF
ENDO PHARMACEUTICALS HOLDINGS INC.
May 19, 2005
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯   Please detach along perforated line and mail in the envelope provided.   ¯
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   X

1.	To elect eleven Directors, to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

☐	FOR ALL NOMINEES		NOMINEES:
		¡	Carol A. Ammon
		¡	Brian T. Clingen
		¡	Michael B. Goldberg
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Michael Hyatt
		¡	Roger H. Kimmel
		¡	Peter A. Lankau
		¡	Frank J. Loverro
☐	FOR ALL EXCEPT (See instructions below)	¡	Clive A. Meanwell, M.D., Ph.D.
		¡	Michael W. Mitchell
		¡	Joseph T. O’Donnell, Jr.
		¡	David I. Wahrhaftig

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2005.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given hereon. If no instructions are given, this proxy will be voted “FOR” election of the Directors and “FOR” proposal 2 and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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2005 ANNUAL MEETING ADMISSION TICKET
ENDO PHARMACEUTICALS HOLDINGS INC.
2005 ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 19, 2005
10:00 a.m. (EDT)
The Best Western Concordville Inn
Route 1 (Baltimore Pike) and Route 322 (Conchester Highway)
Concordville, Pennsylvania 19331.
Please present this ticket for admittance to the 2005 Annual Meeting.
Admittance will be based upon availability of seating.
■
ENDO PHARMACEUTICALS HOLDINGS INC.
ANNUAL MEETING OF STOCKHOLDERS
May 19, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of Endo Pharmaceuticals Holdings, Inc., a Delaware corporation, hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated April 15, 2005 and (2) appoints Carol A. Ammon and Jeffrey R. Black, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Endo Pharmaceuticals Holdings Inc. held of record by the undersigned at the close of business on March 30, 2005, at the Annual Meeting of Stockholders to be held at the Best Western Concordville Inn, Route 1 (Baltimore Pike) and Route 322 (Conchester Highway), Concordville, Pennsylvania 19331 on May 19, 2005, and at any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

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